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Allied Capital Commercial Corporation
Exhibit 11 Computation of Earnings Per Common Share
Form 10-Q
June 30, 1996


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                                                                 For the Three Months Ended             For the Six Months Ended
                                                                           June 30,                              June 30,
                                                               ---------------------------------      ------------------------------
                                                                    1996             1995                  1996           1995
                                                               ---------------------------------      ------------------------------
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Primary Earnings Per Common Share:

     Net Income                                                     $7,683,000       $5,547,000          $14,537,000    $11,424,000
                                                               =================================      ==============================


     Weighted average of common
        shares outstanding                                          13,868,103       13,243,314           13,812,438     13,207,497

     Dividend reinvestment plan shares issued                                0          208,800                    0        208,800

     Weighted average of common
        shares issuable on exercise
        of outstanding stock options                                    65,984           27,067               60,497         18,587
                                                               ---------------------------------      ------------------------------

     Weighted average of common
        shares outstanding, as adjusted                             13,934,087       13,479,181           13,872,935     13,434,884
                                                               =================================      ==============================

     Net Income per share                                                $0.55            $0.41                $1.05          $0.85
                                                               =================================      ==============================




Fully Diluted Earnings Per Common Share:

     Net Income                                                     $7,683,000       $5,547,000          $14,537,000   $11,424,000
                                                               =================================      =============================

     Weighted average common
        shares and common share
        equivalents as computed for
        primary earnings per share                                  13,934,087       13,479,181           13,872,935    13,434,884
                                                               =================================      =============================

     Weighted average of additional
        shares issuable on exercise
        of outstanding stock options                                     9,754           15,542               17,723        25,224
                                                               ---------------------------------      -----------------------------

     Weighted average of Common
        shares outstanding, as adjusted                             13,934,842       13,494,723           13,890,658    13,460,108
                                                               =================================      =============================


     Net Income per share assuming full dilution                         $0.55            $0.41                $1.05         $0.85
                                                               =================================      =============================
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